EXHIBIT 5.1

August 30, 202

Laser Photonics Corporation

1101 N. Keller Rd.

Suite G

Orlando, Florida 32810

 Re: Registration Statement on Form S-1 (File No. 333-261129)

Gentlemen:

We have acted as counsel to Laser Photonics Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1 (File No. 333-261129) (as amended, the “Registration Statement”). The Registration Statement covers the underwritten public offering and sale of the following securities (items 1-4 below, collectively, the “Securities”):

1.	up to $15,000,000 of shares of common stock, par value $0.01 per share (“Common Stock”);

2.	up to $2,250,000 in additional shares of Common Stock pursuant to the over-allotment option of the underwriters described in the Registration Statement;

3.

warrants to purchase a number of shares of Common Stock equal to 6.0% of the number of such shares sold in the offering, at an exercise price equal to 125% of the public offering price per share of Common Stock, to be issued to the representative of the underwriters (the “Representative’s Warrants”); and

4.	shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”).

We understand that the Securities are to be sold to the underwriters as described in the Registration Statement pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and between the Company and Alexander Capital L.P. (the “Representative”), acting for itself and as representative for any other underwriters named therein (the “Underwriting Agreement”).

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Underwriting Agreement and the Representative’s Warrants (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, other than the Company, (b) at the time of the issuance and sale of the Securities the Company is validly existing and in good standing under the law of the State of Delaware and (c) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion.

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Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.

the shares of Common Stock have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Company;

2.

the Representative’s Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with their terms and in the manner described in the Registration Statement and the Underwriting Agreement will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; and

3.

the Representative’s Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Representative’s Warrant and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

                 The opinion above in paragraph 2 is subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law). In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct.

The opinions expressed herein are limited exclusively to the applicable provisions of the Delaware General Corporate Law and the law of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Culhane Meadows PLLC